Exhibit 5.1

Croke Fairchild Duarte & Beres LLC

180 North La Salle Street, Suite 3400

Chicago, Illinois 60601

March 21, 2024

Aterian, Inc.

350 Springfield Avenue, Suite 200

Summit, NJ 07901

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Aterian, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (“Securities Act”), relating to the issuance of up to 17,000,000 additional shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), issuable upon the vesting and exercise of awards to be granted by the Company pursuant to the Company’s Amended and Restated 2018 Equity Incentive Plan (the “Equity Plan”).

As such counsel and for purposes of our opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including, without limitation:

(i)	the Registration Statement;

(ii)	the Amended and Restated Certificate of Incorporation of the Company, as amended, as certified by the Office of the Secretary of State of the State of Delaware on March 10, 2023;

(iii)	the Third Amended and Restated Bylaws of the Company as presently in effect, as certified by an officer of the Company on March 14, 2023;

(iv)

the Equity Plan and the forms of award agreements related thereto that were attached as exhibits to the Registration Statement or otherwise incorporated by reference into the exhibits of the Registration Statement;

(v)

a certificate, dated as of March 20, 2024, from the Office of the Secretary of State of the State of Delaware, as to the existence and good standing of the Company in the State of Delaware (the “Good Standing Certificate”); and

(vi)	the resolutions adopted by the board of directors of the Company regarding the Equity Plan and other matters related thereto, as certified by an officer of the Company on March 8, 2024.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued in accordance with the terms of the Equity Plan, will be duly issued and fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Croke Fairchild Duarte & Beres LLC